SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Province Healthcare Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027

April 3, 2003

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our 2003 annual meeting of shareholders, to be held on Thursday, May 1, 2003, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of our annual meeting and proxy statement, which describe the specific business that you will consider and vote upon at the annual meeting.

     Please read the enclosed annual report to shareholders and Form 10-K and proxy statement for our 2003 annual meeting. It is important that your shares be represented at the annual meeting. Regardless of whether you intend to attend the annual meeting, please sign, date and return the enclosed proxy card, which our Board of Directors is soliciting, as soon as possible in order that we may record your vote. If you attend the meeting, you may withdraw your proxy should you wish to vote in person.

Sincerely, Martin S. Rash Chief Executive Officer and Chairman of the Board

Enclosures:
1. Proxy Card and Business Reply Envelope
2. 2002 Annual Report and Form 10-K

IMPORTANT

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
AND RETURN IT PROMPTLY.

PROPOSAL 1: ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027
_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 1, 2003
_______________

TO OUR SHAREHOLDERS:

     Our 2003 annual meeting of shareholders will be held on May 1, 2003, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, for the following purposes:

(1)	To elect seven nominees as directors;

(2)	To ratify the appointment of Ernst & Young LLP as independent auditors of our company and its subsidiaries for the 2003 fiscal year; and

(3)	To transact such other business as may come before the annual meeting and any adjournment thereof.

     Our Board of Directors has fixed the close of business on March 3, 2003 as the record date for determining shareholders entitled to notice of and to vote at our annual meeting and any adjournment thereof.

By order of the Board of Directors, Howard T. Wall, III, Esq. Senior Vice President, General Counsel and Secretary

Nashville, Tennessee
April 3, 2003

IMPORTANT

     REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

105 WESTWOOD PLACE, SUITE 400
BRENTWOOD, TN 37027
______________

PROXY STATEMENT
______________

INTRODUCTION

     We are furnishing proxy materials to you in connection with the solicitation of proxies by our Board of Directors, to be voted at the 2003 annual meeting of shareholders for the purposes set forth in the accompanying notice, and at any meeting following an adjournment thereof. The annual meeting will be held at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, on Thursday, May 1, 2003, at 9:00 a.m. (Central Daylight Time). We are mailing this proxy statement and the accompanying form of proxy to our shareholders on or about April 3, 2003.

     If you properly execute, return and do not revoke the enclosed proxy, the proxy will be voted in accordance with your instructions, if any. If you do not provide instructions, your proxy will be voted (a) FOR the election as directors of the nominees listed thereon and described in this proxy statement, (b) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of our company and its subsidiaries for our company’s 2003 fiscal year, and (c) in accordance with the recommendation of the Board of Directors on any other proposal that may come before our annual meeting.

     If anyone properly presents matters at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date that this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

     Those of you who sign proxies have the right to revoke them by written request to us at any time before they are voted. The giving of the proxy will not affect your right to attend our annual meeting and vote in person.

     Our Board of Directors has fixed the close of business on March 3, 2003, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. As of the close of business on March 10, 2003, there were 150,000,000 shares of our common stock authorized for issuance, of which 48,713,946 shares were outstanding and entitled to vote at the annual meeting. Our common stock is our only outstanding voting stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     The terms of our current directors, Martin S. Rash, John M. Rutledge, Joseph P. Nolan, David L. Steffy, Winfield C. Dunn, Paul J. Feldstein, and David R. Klock, expire at the 2003 annual meeting.

     Our by-laws provide that the number of directors on our Board of Directors shall be established from time to time by resolution of the Board of Directors. Our Board of Directors has determined that the size of the Board of Directors shall be set at seven directors and, upon recommendation of the independent Nominating and Governance Committee, has nominated the persons listed below for election at the 2003 annual meeting as directors to serve until our annual meeting of shareholders in 2004 or until their successors have been elected and qualified. Each of the nominees has consented to be a candidate and to serve as a director, if elected.

     In accordance with our bylaws, we elect directors by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting of shareholders, provided a quorum is present. Our certificate of incorporation does not provide for cumulative voting and, accordingly, the holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, you may cast only one vote per share of common stock you hold for each of the nominees.

     Unless your proxy specifies otherwise, the persons named in your proxy shall vote your shares for the individuals nominated by our Board of Directors. Should any nominee become unavailable for election, your shares will be voted for a substitute nominee selected by our current Board of Directors.

     Our Board of Directors recommends that you vote FOR the election of the following nominees:

Name	Age	Position With Company	Director Since

Martin S. Rash	48	Chief Executive Officer and Chairman of the Board	February 1996
John M. Rutledge	45	President, Chief Operating Officer and Director	February 2002
Joseph P. Nolan(3)(4)	38	Director	February 1996
David L. Steffy(1)(2)(4)	59	Director	August 1997
Winfield C. Dunn(2)(3)(4)	75	Director	February 2000
Paul J. Feldstein Ph.D.(1)(3)(4)	69	Director	May 2001
David R. Klock Ph.D.(1)(2)(4)	58	Director	February 2002

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Compliance Committee
(4)	Member of the Nominating and Governance Committee

     Mr. Rash has been a director of our company since February 1996. He has served as Chief Executive Officer of our company since December 1996 and Chairman of the Board since May 1998. He served as President of our company from December 1996 until May 2001. He was Chief Executive Officer and director of our predecessor, Principal Hospital Company, from February 1996 to December 1996. From February 1994 to February 1996, he was the Chief Operating Officer of Community Health Systems, Inc., a provider of general hospital care services in non-urban areas. Mr. Rash has served as a director of Odyssey Healthcare, Inc., a provider of hospice care, since July 2000.

     Mr. Rutledge was appointed to the Board of Directors in February 2002. He has served as President of our company since May 2001 and as Chief Operating Officer since December 1996. Mr. Rutledge served as Executive Vice President from December 1999 to May 2001 and as Senior Vice President of our company from December 1996 to December 1999. From 1986 to October 1996, Mr. Rutledge served in several senior management positions with Community Health Systems, Inc., a provider of general hospital care services in non-urban areas, where he served as a Vice President and Regional Director from 1992 to 1996.

     Mr. Nolan has been a director of our company since February 1996. He has been a Principal of GTCR Golder Rauner, LLC and has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. (“GTCR, Inc.”), which is a general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. (“GTCR”), since July 1996. Mr. Nolan joined GTCR, Inc. in February 1994.

     Mr. Steffy has been a director of our company since August 1997. Mr. Steffy co-founded Odyssey Healthcare, Inc., a company providing hospice care, in 1995 and has served as a director of Odyssey since February 1996. He co-founded Intensiva Health Care Corporation, a provider of highly specialized, acute long-term care, and served as a director for Intensiva from May 1994 to December 1998. He also co-founded Community Health Systems, Inc., a provider of general hospital care services in non-urban areas, in May 1985 and served as Vice Chairman of the Board until May 1996.

     Dr. Dunn has been a director of our company since February 2000. Dr. Dunn is a former governor of the State of Tennessee. Dr. Dunn served as Vice Chairman of the board of directors of Total eMed, Inc., a provider of web-based electronic medical transcription services, from June 1998 through September 2000. From 1993 to 1998, he served as Chairman of the Board of MedShares Management Group, Incorporated, an owner and manager of home health care agencies. Dr. Dunn served as a director of Aveta Health, Inc. (formerly known as PhyCor, Inc.), from 1988 until July 2002. He earned his D.D.S. from the University of Tennessee Dental School.

     Professor Feldstein has been a director of our company since May 2001. Professor Feldstein has held the Robert Gumbiner Chair at the Graduate School of Management, University of California, Irvine, since 1987. He has written six books and over 60 articles on healthcare. His book Health Care Economics, 5th edition, 1998, is one of the most widely used texts on health economics. During several leaves from the University, Professor Feldstein has worked at the U.S. Office of Management and Budget, Social Security Administration and the World Health Organization. Prior to joining the University of California, he was professor in both the Department of Economics and the School of Public Health at the University of Michigan. Professor Feldstein earned his Ph.D. in Economics from the University of Chicago. Professor Feldstein has served as a director of Odyssey Healthcare, Inc., a provider of hospice care, since May 2002.

     Dr. Klock has been a director of our company since February 2002. He currently is Chairman of the Board and Chief Executive Officer of CompBenefits Corporation, a prepaid dental and vision plan service. Dr. Klock has served on the board of directors of CompBenefits since 1984 and was President of that company from 1991 to 1993. He also serves as a board member of the National Association of

Dental Plans Foundation. Dr. Klock is co-author of four books on finance and insurance. He also has held several academic appointments, including Chairman of the Finance Department at the University of Central Florida. He earned his Ph.D. in Finance from the University of Illinois.

Meetings of the Board of Directors and Committees

     During the year ended December 31, 2002, our Board of Directors held five meetings and took one action by unanimous written consent. Each incumbent director of our company who served on the Board of Directors during the year ended December 31, 2002 participated in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and all meetings of the committees of which the director was a member. The Board of Directors has established the four standing committees described below.

Compensation Committee

     The Board of Directors has appointed a Compensation Committee to evaluate the performance of our company’s officers, review and approve officers’ compensation, formulate bonuses for our company’s management and administer our company’s stock plans. The Compensation Committee is comprised of Messrs. Steffy, Dunn and Klock. During the year ended December 31, 2002, the Compensation Committee held seven meetings and took two actions by unanimous written consent.

Compliance Committee

     Our Board of Directors has appointed a Compliance Committee to oversee our corporate compliance program, which focuses on all areas of regulatory compliance, including physician recruitment, reimbursement, cost reporting practices and laboratory and home health care operations. The Compliance Committee is comprised of Messrs. Dunn, Feldstein and Nolan. The Compliance Committee held two meetings during the fiscal year ended December 31, 2002.

Nominating and Governance Committee

     The Board of Directors has appointed a Nominating and Governance Committee to recommend persons to act as directors, prepare for and recommend replacements for any vacancies in director positions during the year, and to review policy issues regarding the size and composition of the Board of Directors. The Nominating and Governance Committee also reviews and makes recommendations to the Board of Directors with respect to candidates for directors proposed by shareholders. In addition, the Nominating and Governance Committee is responsible for creating and establishing a set of Corporate Governance Principles for the company meeting New York Stock Exchange requirements. The Committee also monitors our legal and ethical compliance programs and is responsible for establishing a code of ethics and conduct for the directors, management and employees of the company, reviewing such programs and codes on a periodic basis and recommending any proposed changes to the Board of Directors. The Nominating and Governance Committee is comprised of Messrs. Nolan, Steffy, Dunn, Feldstein and Klock. The Board of Directors established the Nominating and Governance Committee in March 2003 and expanded its functions to include corporate governance in response to the enactment of the Sarbanes-Oxley Act of 2002. Prior to that, the committee was known as the Nominating Committee. During the year ended December 31, 2002, the Nominating Committee held one meeting.

Audit Committee

     The Board of Directors has appointed an Audit Committee to assist it in fulfilling its oversight responsibilities for the financial reports of our company, our systems of internal controls for financial reporting and our company’s accounting policies, procedures and practices. The primary responsibilities and duties of the Audit Committee are as follows:

•	Serve as an independent and objective party to monitor our company’s financial reporting process and systems of internal controls;

•	Select and engage on behalf of our company a firm of independent auditors;

•	Review and consider the independence and performance of, and the services provided and fees charged by, our company’s independent auditors;

•	Act as a liaison between the Board of Directors and the independent auditors; and

•	Perform such other duties and responsibilities as may be delegated by the Board of Directors from time to time.

     The Audit Committee is currently comprised of Messrs. Steffy, Klock and Feldstein, each of whom the Board of Directors has determined to be “independent” as required by the listing standards of the New York Stock Exchange. The Audit Committee held six meetings during the fiscal year ended December 31, 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised solely of directors who satisfy the New York Stock Exchange standards for independence. The Audit Committee operates pursuant to a written charter adopted by the company’s Board of Directors, which was revised on March 10, 2003 to comply with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. A copy of the revised Audit Committee Charter is attached as Appendix A to this proxy statement.

     The Audit Committee oversees the company’s financial reporting, internal control and audit functions on behalf of the Board of Directors. Management, however, has the primary responsibility for the preparation, presentation and integrity of the company’s financial statements and accounting and financial reporting policies, and for ensuring that the company’s internal controls and procedures comply with accounting standards and applicable laws and regulations. Among other matters, the Audit Committee has the authority and responsibility to select, engage, evaluate and, when appropriate, dismiss and replace the company’s independent auditor. The Committee monitors the activities and performance of the company’s internal and independent auditors, including the scope of the audit, the fees to be paid to the independent auditor, the independence of the auditors, and retention of the independent auditor to perform non-audit services. The Committee also reviews the quality and appropriateness of the accounting policies and financial practices of the company employed by the internal and independent auditors in connection with the audits.

     The company’s management prepared and its independent auditors have audited the financial statements of the company for the fiscal year ended December 31, 2002 included in the Annual Report. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and discussed the quality, not just the acceptability, of the company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     In addition, the Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Committee also discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. For purposes of the Committee’s evaluation of the independence of the auditors, the Committee has considered the Securities and Exchange Commission’s revisions to Rule 2.01 of Regulation S-X, adopted on January 28, 2003.

     The Committee discussed with the company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, including any significant deficiencies in the design or operation of the internal controls, and the overall quality of the company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the company’s independent auditors for the fiscal year ended December 31, 2003.

Audit Committee

David R. Klock, Chairman David L. Steffy Paul J. Feldstein

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Director Compensation

     Directors who are also employees of our company or its subsidiaries are not entitled to receive any fees for serving on our Board of Directors. Non-employee directors of our company receive an annual retainer of $25,000 and a fee of $2,500 for each committee on which such board member sits, and we reimburse them for their out-of-pocket expenses incurred in their performance of services as directors. In addition, non-employee directors of our company are eligible to participate in our 1997 Long-Term Equity Incentive Plan. Non-employee directors, however, are not eligible to participate in our Employee Stock Purchase Plan.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of our Board of Directors has selected the firm of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2003, subject to ratification by our shareholders. We anticipate that one or more representatives of Ernst & Young LLP will be present at this year’s annual meeting of shareholders, and that they will have an opportunity to make a statement if they desire, and will be available to respond to your questions.

Audit and Non-Audit Fees

     The following table presents fees billed by Ernst & Young LLP for professional audit services and for other services rendered by Ernst & Young LLP for fiscal years 2002 and 2001:

		2002	2001

A.	Audit Fees(1)	$588,000	$686,000
B.	Audit-Related Fees(2)	$29,000	$37,000
C.	Tax Fees(3)	$596,000	$282,000
D.	All Other Fees(4)	$19,000	$58,000

1.	Audit fees include fees associated with the annual audit, the reviews of our company’s quarterly reports on Form 10-Q, statutory audits, and assistance with and review of documents filed with the Securities and Exchange Commission.

2.	Audit-related services include fees for employee benefit plan audits.

3.	Tax fees include fees for preparation of federal and state tax returns, claims for refunds, tax payment-planning services, assistance with tax audits and appeals, and tax advice related to acquisitions, employee benefit plans, requests for rulings or technical advice from taxing authorities.

4.	All other fees include permitted advisory services.

     The Audit Committee, after review and consultation with management, determined that E&Y’s provision of non-audit services is compatible with maintaining E&Y’s independence.

     The Audit Committee has begun implementing a process for the pre-approval of engagements of our independent auditors for services in anticipation of the implementation of the new pre-approval requirements under the Sarbanes-Oxley Act of 2002 and related rules issued by the Securities and Exchange Commission.

Required Vote and Recommendation

     In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended December 31, 2003, we need the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at our annual meeting of shareholders. If the appointment is not ratified, we will refer the matter to the Audit Committee for further review.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

EXECUTIVE OFFICERS

Executive Officers

     The following table sets forth certain information concerning our executive officers as of March 17, 2003.

Name	Age	Position

Martin S. Rash	48	Chief Executive Officer and Chairman of the Board
John M. Rutledge	45	President and Chief Operating Officer
Christopher T. Hannon	40	Senior Vice President and Chief Financial Officer
James Thomas Anderson	49	Senior Vice President of Acquisitions and Development
Howard T. Wall, III	44	Senior Vice President, General Counsel and Secretary
Samuel H. Moody	54	Senior Vice President of Operations
Brenda B. Rector	55	Vice President and Controller
Thomas A. Salerno	47	Regional Vice President, Western Division
Thomas A. Pemberton	49	Regional Vice President, Eastern Division
Carl Wayne Gower	55	Regional Vice President, Central Division

     Biographical information about Messrs. Rash and Rutledge can be found on pages 2 and 3 of this proxy statement.

     Mr. Hannon has served as Chief Financial Officer of our company since October 2002. Mr. Hannon joined our company in 1996 as Vice President and Assistant Treasurer and served as interim Chief Financial Officer of our company in 2001. From 1984 to 1996, Mr. Hannon was a member of the Healthcare Group at Suntrust Bank.

     Mr. Anderson has served as Senior Vice President of Acquisitions and Development of our company since January 1998. From January 1994 to January 1998, Mr. Anderson served as a Vice President and Regional Director of Community Health Systems, Inc., an operator of general acute care hospitals.

     Mr. Wall has served as Senior Vice President and General Counsel of our company since September 1997 and has served as Secretary since March 1998. From 1990 to September 1997, Mr. Wall was a member of Waller Lansden Dortch & Davis, PLLC, a law firm based in Nashville, Tennessee, where he chaired the health care group.

     Mr. Moody has served as Senior Vice President of Operations of our company since June 1999 and oversees financial operations of our company-owned hospitals. His responsibilities include budgeting, performance monitoring and capital planning. He has over 20 years’ experience with HCA Inc., beginning as a reimbursement consultant and culminating as a Group Chief Financial Officer. He also has seven years’ experience with an insurance company.

     Ms. Rector has served as Vice President and Controller of our company since October 1996. From October 1990 to October 1996, Ms. Rector served as a partner in Ernst & Young LLP’s health care industry practice.

     Mr. Salerno has served as Regional Vice President of our company’s Western Division since June 1998. From 1984 to June 1998, Mr. Salerno was employed by Ornda Health Corporation, serving in various capacities including Regional Vice President, Chief Executive Officer and Systems Chief Executive Officer.

     Mr. Pemberton has served as Regional Vice President of our company’s Eastern Division since March 2003. Mr. Pemberton has over 20 years of experience in healthcare, serving most recently as President of the Medical/Surgical Group at Ardent Health Services, a provider of inpatient and outpatient mental health services.

     Mr. Gower has served as Regional Vice President of our company’s Central Division since October 2002. Mr. Gower has had 30 years of administrative and leadership experience in healthcare. Prior to joining our company, he was a founder and Chief Executive Officer of Iasis Healthcare, an operator of general acute care hospitals. He also has held senior positions with several other hospital organizations, including HCA Inc.

Code of Ethics

     Our company has adopted a Code of Ethics, as that term is defined in Item 406 of Regulation S-K, that applies to our company’s Chief Executive Officer, Chief Financial Officer and Controller. A copy of our Code of Ethics may be obtained by contacting Province Healthcare Company, Investor Relations Department, 105 Westwood Place, Suite 400 Brentwood, Tennessee 37027.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of our common stock as of March 10, 2003, by:

•	each person known by us to be the beneficial owner of more than 5% of our company’s common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table on page 13; and

•	all of our directors and executive officers as a group.

     To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. We are unaware of any person, other than those listed below, who beneficially owns more than 5% of the outstanding shares of common stock. Under Securities and Exchange Commission rules, the number of shares shown as beneficially owned includes shares of common stock subject to options that currently are exercisable or will be exercisable within 60 days of March 10, 2003. Shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of March 10, 2003 are considered to be outstanding for the purpose of determining the percentage of the shares held by a holder, but not for the purpose of computing the percentage held by others.

     All computations are based on 48,713,946 shares of common stock outstanding on March 10, 2003.

Name of	Number of Shares	Percent of Common Stock
Beneficial Owner, Executive Officer or Director	Beneficially Owned	Beneficially Owned

Perkins, Wolf, McDonnell & Company(1) 310 S. Michigan Avenue, Suite 2600 Chicago, IL 60604	5,794,225	11.90%
Waddell & Reed Ivy Investment Company(2) 6300 Lamar Avenue Overland Park, KS 66202	4,143,000	8.50
Putnam Investments, LLC(3) One Post Office Square Boston, MA 02109	3,528,000	7.24
The Northwestern Mutual Life Insurance Company(4) 720 East Wisconsin Avenue Milwaukee, WI 53202	3,059,376	6.30
Credit Suisse Asset Management, Inc.(5) 466 Lexington Avenue New York, NY 10017	2,865,483	5.88
Mellon Financial Corporation(6) One Mellon Center Pittsburgh, PA 15258	2,531,945	5.21
Martin S. Rash(7)(18)	1,145,518	2.35
John M. Rutledge(8)(18)	913,439	1.88
Stephen M. Ray(9)	1,000	*
Joseph P. Nolan(10)(18)	57,801	*
James T. Anderson(11)(18)	265,556	*
Howard T. Wall, III(12)(18)	239,915	*
Winfield C. Dunn(13)(18)	30,322	*
David L. Steffy(14)(18)	332,694	*
Paul J. Feldstein(15)(18)	42,500	*

(table continued on next page)

(table continued from previous page)

Name of	Number of Shares	Percent of Common Stock
Beneficial Owner, Executive Officer or Director	Beneficially Owned	Beneficially Owned

David R. Klock(16)(18)	4,744	*
Thomas A. Salerno(17)(18)	75,900	*
All executive officers and directors as a group (15 persons)(19)	2,109,444	7.05%

*	Less than 1%

(1)	The number of shares listed as beneficially owned by Perkins, Wolf, McDonnell & Company includes shares over which Perkins, Wolf shares voting or dispositive power as investment advisor. Information is derived from a Schedule 13G filed by Perkins, Wolf, McDonnell & Company on January 10, 2003.

(2)	The number of shares listed as beneficially owned by Waddell & Reed Ivy Investment Company includes shares held by certain of its affiliates. Information is derived from a Schedule 13G filed by Waddell & Reed Ivy Investment Company on February 14, 2003.

(3)	The number of shares listed as beneficially owned by Putnam Investments, Inc. includes shares held by certain of its affiliates. Information is as of December 31, 2001, and is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2002, except the number and percentage of shares owned listed here as beneficially owned has been updated to reflect a 3-for-2 split of our company’s stock on April 30, 2002.

(4)	The number of shares listed as beneficially owned by The Northwestern Mutual Life Insurance Company includes shares held by certain of its affiliates. Information is as of December 31, 2002 and is derived from a Schedule 13G filed by The Northwestern Mutual Life Insurance Company on February 12, 2003.

(5)	The number of shares listed as beneficially owned by Credit Suisse Asset Management, Inc. includes shares held by certain of its affiliates. Information is as of June 30, 2001 and is derived from a Schedule 13G filed by Credit Suisse Asset Management, Inc. on July 12, 2001, except the number and percentage of shares owned listed here as beneficially owned has been updated to reflect a 3-for-2 split of our company’s stock on April 30, 2002.

(6)	The number of shares listed as beneficially owned by Mellon Financial Corporation include shares held by certain of its affiliates. Information is as of January 14, 2003 and is derived from a Schedule 13G filed by Mellon Financial Corporation on January 21, 2003.

(7)	Includes 640,985 shares owned directly by Mr. Rash and options to purchase 504,533 shares granted under the 1997 Long-Term Equity Incentive Plan.

(8)	Includes 260,516 shares owned directly by Mr. Rutledge and options to purchase 652,923 shares granted under the 1997 Long-Term Equity Incentive Plan.

(9)	Mr. Ray resigned as director and Chief Financial Officer of our company effective October 23, 2002. Includes 1,000 shares owned directly by Mr. Ray.

(10)	Includes options to purchase 57,801 shares under the 1997 Long-Term Equity Incentive Plan.

(11)	Includes 45,130 shares owned directly by Mr. Anderson and options to purchase 220,426 shares granted under the 1997 Long-Term Equity Incentive Plan.

(12)	Includes 17,653 shares owned directly by Mr. Wall and options to purchase 222,262 shares granted under the 1997 Long-Term Equity Incentive Plan.

(13)	Includes 5,000 shares owned directly by Mr. Dunn and options to purchase 25,322 shares under the 1997 Long-Term Equity Incentive Plan.

(14)	Includes 238,750 shares owned directly by Mr. Steffy and options to purchase 93,944 shares granted under the 1997 Long-Term Equity Incentive Plan.

(15)	Includes 30,000 shares owned directly by Mr. Feldstein and options to purchase 12,500 shares under the 1997 Long-Term Equity Incentive Plan.

(16)	Includes options to purchase 4,744 shares granted under the 1997 Long-Term Equity Incentive Plan.

(17)	Includes options to purchase 75,900 shares granted under the 1997 Long-Term Equity Incentive Plan.

(18)	The address of each of Messrs. Rash, Rutledge, Anderson, Steffy, Dunn, Wall, Nolan, Feldstein, Klock and Salerno is 105 Westwood Place, Suite 400, Brentwood, TN 37027.

(19)	Includes options to purchase 2,109,444 shares granted under the 1997 Long-Term Equity Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and persons who own more than 10% of our common stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. The Securities and Exchange Commission rules also require these officers, directors and shareholders to furnish us with copies of all Section 16(a) reports they file. In the event that these reports are not filed timely, we are required to report in our proxy statement the failure to file the reports during 2002.

     Based solely upon review of the reports furnished to us and written representations that no other reports were required, we believe that the reporting persons have complied with their reporting requirements during 2002, except that Dr. Klock filed a Form 3 Initial Statement of Beneficial Ownership of Securities on March 6, 2002 following his appointment as a director on February 11, 2002.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by our company for each of the years ended December 31, 2002, 2001 and 2000 to our Chief Executive Officer and our five other most highly compensated executive officers.

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation (1)
				Securities	All Other
Name and Principal Position	Year	Salary	Annual Bonus	Underlying Options	Compensation

Martin S. Rash (2)	2002	$622,000	$0	278,023	$29,603
Chairman of the Board and	2001	589,584	0	108,421	25,226
Chief Executive Officer	2000	462,758	0	132,716	167,483

John M. Rutledge (3)	2002	$518,333	$0	443,062	$21,712
President,	2001	490,002	0	172,131	20,100
Chief Operating Officer	2000	371,254	0	106,477	16,688
and Director

James T. Anderson (4)	2002	$316,183	$0	90,039	$16,031
Senior Vice President	2001	303,669	17,500	90,795	15,185
of Acquisitions and Development	2000	286,799	72,500	50,194	16,479

Howard T. Wall, III (5)	2002	$293,895	$0	99,593	$14,673
Senior Vice President,	2001	282,375	0	64,467	13,871
General Counsel and	2000	267,250	0	90,685	13,568
Secretary

Thomas A. Salerno (6)	2002	$275,000	$0	69,054	$11,622
Regional Vice President,	2001	240,000	0	75,238	11,250
Western Division	2000	210,000	0	76,560	5,633

Stephen M. Ray (7)	2002	$380,000	$0	123,572	$17,338
Former Senior	2001	N/A	N/A	N/A	N/A
Executive Vice President and	2000	N/A	N/A	N/A	N/A
Chief Financial Officer

(1)	The perquisites and personal benefits paid to each of the named executive officers were less than $50,000 or 10% of the total salary and bonus reported for the named executive officers, and, therefore, the amount of such other annual compensation is not reportable under Securities Exchange Commission rules.

(2)	All other compensation for 2002 included contributions by our company of: $6,000 under a 401(k) plan; $19,176 under a supplemental deferred compensation plan; $3,977 for disability insurance; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $17,688 under a supplemental deferred compensation plan; $1,988 for disability insurance; and $450 for group life insurance in excess of $50,000. All other compensation for 2000 included contributions by our company of: $5,250 under a 401(k) plan; $13,883 under a supplemental deferred compensation plan; $740 for life insurance; $3,954 for disability insurance; $400 for group life insurance over $50,000; and $143,256 in note forgiveness.

(3)	All other compensation for 2002 included contributions by our company of: $5,475 under a 401(k) plan; $15,787 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $14,700 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000. All other compensation for 2000 included contributions by our company of: $5,250 under a 401(k) plan; $11,138 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000.

(4)	Mr. Anderson’s annual bonus, unlike the other named executive officers’ annual bonuses, is based exclusively on completed acquisitions. All other compensation for 2002 included contributions by our company of: $5,978 under a 401(k) plan; $9,603 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $9,635 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2000 included contributions by our company of: $5,250 under a 401(k) plan; $10,779 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000.

(5)	All other compensation for 2002 included contributions by our company of: $5,557 under a 401(k) plan; $8,817 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $5,100 under a 401(k) plan; $8,471 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000. All other compensation for 2000 included contributions by our company of: $5,250 under a 401(k) plan; $8,018 under a supplemental deferred compensation plan; and $300 for group life insurance in excess of $50,000.

(6)	All other compensation for 2002 included contributions by our company of: $5,672 under a 401(k) plan; $5,500 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2001 included contributions by our company of: $6,000 under a 401(k) plan; $4,800 under a supplemental deferred compensation plan; and $450 for group life insurance in excess of $50,000. All other compensation for 2000 included contributions by our company of: $5,250 under a 401(k) plan; and $413 for group life insurance in excess of $50,000.

(7)	Mr. Ray resigned as an officer effective October 23, 2002, but is included in the table as required by SEC rules. Base salary for 2002 included $63,332 payable pursuant to the terms of a consulting agreement between the company and Mr. Ray entered into upon his resignation. All other compensation for 2002 included contributions by our company of: $7,308 vacation payout; $9,500 under a supplemental deferred compensation plan; and $531 for group life insurance in excess of $50,000. Mr. Ray’s options expired 90 days following his resignation.

Stock Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding grants of stock options under our 1997 Long-Term Equity Incentive Plan made to the executive officers listed in the summary compensation table during the year ended December 31, 2002. No stock appreciation rights have been granted under our 1997 Long-Term Equity Incentive Plan.

					Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of Stock
		Total Options			Price Appreciation
	Number of	Granted to			for Option Term (2)
	Securities Underlying	Employees in	Exercise Price
Name	Options Granted	Fiscal Year	Per Share(1)	Expiration Date	5%	10%

Martin S. Rash	33,163	1.3%	$21.000	March 13, 2012	$439,645	$1,114,147
	99,493	4.0	23.500	May 22, 2012	1,470,409	3,726,306
	145,367	5.8	18.200	August 21, 2012	1,663,854	4,216,532

John M. Rutledge	214,294	8.6%	$16.667	March 4, 2012	$2,246,184	$5,692,271
	27,562	1.1	21.080	March 13, 2012	365,392	925,975
	119,437	4.8	23.500	May 22, 2012	1,765,162	4,473,268
	81,769	3.3	18.200	August 21, 2012	935,918	2,371,801

James T. Anderson	51,244	2.1%	$23.500	May 22, 2012	$757,336	$1,919,239
	38,795	1.6	18.200	August 21, 2012	444,043	1,125,292

Howard T. Wall, III	15,883	6.4%	$21.080	March 13, 2012	$210,563	$533,607
	47,650	1.9	23.500	May 22, 2012	704,220	1,784,633
	36,060	1.4	18.200	August 21, 2012	412,739	1,045,960

Thomas A. Salerno	45,030	1.8%	$21.080	March 13, 2012	$596,967	$1,512,832
	24,024	.9	18.200	August 21, 2012	274,976	696,843

Stephen M. Ray(3)	41,803	1.7%	$18.413	October 23, 2012	0	0
	81,769	3.3	18.200	October 23, 2012	0	0

(table continued on following page)

(table continued from previous page)

(1)	Based upon the fair market value of our common stock on the date of grant of options, as determined by our Board of Directors.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any of the executive officers set forth above or any other holder of our company’s securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the above executive officers.

(3)	Mr. Ray’s options expired 90 days following his resignation on October 23, 2002.

Option Exercises and Year-End Values

     The following table provides certain information with respect to our executive officers named in the summary compensation table on page 13 concerning the exercise of options during 2002 and with respect to unexercised options at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002(1)
	Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Martin S. Rash	—	—	464,374	265,034	$298,682	$75,332
John M. Rutledge	267,800	$1,801,832	532,403	378,520	115,288	100,952
James T. Anderson	86,702	1,615,213	141,220	188,343	1,194	141,773
Howard T. Wall, III	29,953	521,042	193,334	114,011	64,118	54,830
Thomas A. Salerno	—	—	54,031	373,519	—	—
Stephen M. Ray(2)	—	—	—	—	—	—

(1)	Based upon the closing price of our common stock of $9.73 per share as reported on the New York Stock Exchange on December 31, 2002, less the exercise price of the options.

(2)	Mr. Ray’s options expired 90 days following his resignation on October 23, 2002.

Employment Agreements

     Our company entered into a Senior Management Agreement with Mr. Rash effective as of December 17, 1996, as amended on July 14, 1997 and October 15, 1997. Mr. Rash is our company’s Chief Executive Officer and currently receives an annual base salary determined by our Board of Directors, which is subject to adjustment by the Compensation Committee. Mr. Rash’s annual base salary may not be less than $250,000. He will be eligible to receive a bonus each year of up to fifty percent (50%) of his annual base salary for such year, based on the achievement of certain operational and financial objectives. His employment period continues until his resignation, disability, or death, or until our Board of Directors determines that termination of his employment is in our company’s interests. In the event that our company terminates Mr. Rash without cause or as a result of death or disability, we have agreed to pay him an amount equal to twice his annual base salary; provided that such severance payments cease upon acceptance of employment with an entity that owns and operates rural hospitals. Mr. Rash has agreed not to compete with our company until the earlier of: (i) termination of his employment for a period of two years and (ii) the consummation of a sale of our company. In addition,

Mr. Rash has agreed not to solicit our employees following the termination of his employment for a period of two years.

Severance Agreements

     Our company has entered into executive severance agreements with Messrs. Rash, Rutledge, Anderson, Wall, Hannon, Moody, and Salerno and Ms. Rector. The agreements for Messrs. Rash, Rutledge, Anderson, Wall, Hannon and Moody provide benefits to such executive officers upon:

•	termination by our company without cause;

•	termination by the executive officer with cause; and

•	termination following a change in control.

     In the event that we terminate any of these executive officers without cause, or he terminates his employment with us for cause, he will receive an amount equal to 200% of his annual base compensation determined by reference to his base salary in effect at the time of termination. Should the executive officer be terminated within 24 months after a change in control, he will receive:

•	an amount equal to 200% of his annual base compensation determined by reference to his base salary in effect at the time of change in control;

•	an amount equal to 200% of the highest annual bonus that he would be eligible to receive during the fiscal year ending during which the change in control occurs; and

•	continued insurance coverage and fringe benefits for 24 months following the change in control.

     We have also entered into similar executive severance agreements with Mr. Salerno and Ms. Rector, which provide different benefits under the three circumstances previously mentioned. In the event that we terminate any of them without cause, or they terminate their employment with cause, they will receive an amount equal to their annual base compensation determined by reference to their base salary in effect at the time of termination. Should they be terminated within 24 months after a change in control, they will receive:

•	an amount equal to their annual base compensation determined by reference to their base salary in effect at the time of change in control;

•	an amount equal to their highest annual bonus that they would be eligible to receive during the fiscal year ending during which the change in control occurs; and

•	continued insurance coverage and fringe benefits for 24 months following the change in control.

Compensation Committee Interlocks and Insider Participation

     No executive officer of our company served as a member of the compensation committee or as a director of any other entity whose executive officer serves as a director of our company.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.

	Number of		Number of
	securities to be		remaining securities
	issued upon	Weighted-average	available for future
	exercise of	exercise price of	issuance under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column(a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	5,671,719	$15.53	3,597,486

Equity compensation plans not approved by security holders(2)	0	N/A	0

Total	5,671,719	$15.53	3,597,486

(1)	Represents stock options granted or issuable under our 1997 Long-Term Equity Incentive Plan.

(2)	We have no equity compensation plans not approved by our shareholders.

     Our company also sponsors an Employee Stock Purchase Plan. We do not grant or issue any shares of our common stock pursuant to such plan, but rather facilitate the acquisition of shares of our common stock by employees in a cost-efficient manner.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

     This report is submitted by the members of the 2002 Compensation Committee pursuant to the rules adopted by the Securities and Exchange Commission which require disclosure with respect to compensation policies applicable to our company’s executive officers, and with respect to the basis for the compensation of Martin S. Rash as our Chief Executive Officer. Generally, the Compensation Committee is responsible for establishing and administering our company’s executive compensation policies and programs within the framework and strategy approved by the Board of Directors.

Compensation Strategy

     Our company has developed and implemented a compensation strategy designed to improve its ability to attract, retain, and motivate superior executive talent. The foundation of this strategy is a belief that executive and shareholder interests should be aligned through the extensive use of variable compensation opportunities, including both annual and long-term incentives. To this end, our company targets base salaries at the median market level based on comparable positions in comparable organizations, and relies primarily on annual and long-term incentives to provide total compensation opportunities at the 75th percentile market level. This highly-leveraged compensation mix is consistent with other growth companies, and allows for executive compensation levels to move in tandem with changes in shareholder value over time.

Compensation Program

     Our company currently has three primary components to its executive compensation program: Base Salary. Our company believes that base salary ranges should reflect the competitive employment market at the 50th percentile (median) for comparable positions in comparable organizations. The company establishes individual base salary levels in accordance with these guidelines, with potential adjustments to reflect any unique roles and responsibilities and/or the performance of the individual. We determine annual increases to base salary by assessing each executive’s annual performance, while taking into consideration the salary budget for our company. For the year ended December 31, 2002, aggregate base salaries paid to the six executive officers of our company increased from $2,085,378 to 2,405,411, representing an average annual increase over 2001 compensation of 13.4% per officer.

     Annual Incentives. Our company believes that incentive compensation programs should be designed to provide superior pay for superior performance. Accordingly, the company targets total cash compensation levels (base salary plus annual incentives) at the 75th percentile of the competitive market when superior performance is achieved. With respect to the other executive officers named in the summary compensation table on page 13, their bonuses are based on various other factors, including budgeted earnings and growth targets for our entire company as set in the beginning of each year by the Compensation Committee.

     Target award opportunities for our company’s officers under the 2002 annual incentive compensation plan range from 50% to 100% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual net income performance at the end of the year relative to budgeted net income performance at the beginning of the year.

     Our company’s annual incentive plan has historically been self-funded. As such, award payments to participants are made in cash only if the performance level achieved is 100% of target. Prior to the year ended December 31, 2002, the Compensation Committee had determined that in certain instances, financial performance below target was deemed to be worthy of reward by using our company’s stock options granted in lieu of a cash bonus. During 2002, the Compensation Committee determined that for performance beginning in the fiscal year ended December 31, 2002, bonus replacement options would no longer be used to reward performance that falls below 100% of the targeted levels. As a result, the Compensation Committee did not grant any stock options in lieu of cash bonuses for performance during the year ended December 31, 2002.

     Long-Term Incentives. Our company believes that the interests of our executives should be aligned with the interests of shareholders through the use of equity-based compensation. Accordingly, the company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of shareholder value. During the year ended December 31, 2002, Messrs. Rash, Rutledge, Anderson, Ray, Wall and Salerno received option grants of 278,023, 443,062, 90,039, 123,572, 99,593 and 69,054 shares, respectively, under our Long-Term Equity Incentive Plan, a portion of which were granted in lieu of cash bonuses for performance during the fiscal year ended December 31, 2001 as described above. This represents approximately 44% of total options granted to all employees during the year ended December 31, 2002.

     We will determine target stock option grant levels in 2003 using the Black-Scholes Option Pricing Model and base them on targeting total direct compensation, which is the total cash compensation plus long-term incentives, opportunities at the 75th percentile market levels for comparable organizations. The size of the grant to any individual, as well as the size of the aggregate grant to all employees, will depend on a variety of factors, including individual performance and the performance of the company as a whole.

CEO Compensation in 2002

     The compensation program for our Chief Executive Officer falls within the general compensation strategy, framework, and guidelines established for all our executive officers, with specific compensation levels and award opportunities established by the Compensation Committee and approved by our Board of Directors.

     For the year ended December 31, 2002, Mr. Rash’s base salary was set at $622,000, representing a 4% increase over his base salary for 2001. This base salary level is believed to be competitive at the 50th percentile for chief executive officers in his competitive market, based on the review of published survey sources and peer company data, and reflective of our company’s performance.

     For the year ended December 31, 2002, Mr. Rash, like all the other executive officers of our company named in the summary compensation table on page 13 did not receive an annual cash bonus.

Internal Revenue Code Section 162(m)

     The Committee believes that all compensation paid to officers of our company during the year ended December 31, 2002 qualified for deductibility under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE

Winfield C. Dunn, Chairman David L. Steffy David R. Klock

COMPARATIVE PERFORMANCE GRAPH

     Rules promulgated by the Securities and Exchange Commission require that we include in this proxy statement a line graph that compares the yearly percentage change in cumulative total shareholder return on our company’s common stock with (a) the performance of a broad equity market indicator, the CRSP Index for the New York Stock Exchange (U.S. Companies) (the “Broad Index”) and (b) the performance of a published industry index or peer group index, the CRSP Index for hospital companies (SIC 8060-8069 U.S. Companies) (the “Industry Index”). The following graph compares the yearly percentage change in the return on our common stock since February 11, 1998, the date on which our company’s common stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. Our common stock began trading on the New York Stock Exchange on June 5, 2002. The graph assumes the investment of $100 in our common stock on February 11, 1998, the investment of $100 in the Broad Index and the Industry Index on February 11, 1998, and that with respect to each hypothetical investment, all dividends were reinvested.

Comparison Of Cumulative Total Return
For The Period Ending December 31, 2002

Legend

CRSP Total Returns Index for:	02/1998	12/1998	12/1999	12/2000	12/2001	12/2002

Province Healthcare Company	100.0	181.6	96.2	299.1	234.4	110.8
NYSE (US Companies)	100.0	115.1	126.1	131.0	121.1	99.5
NYSE/AMEX/NASDAQ Stocks (SIC 8060-8069 US Companies) Hospitals	100.0	91.8	90.0	158.1	155.7	122.5

    NOTES:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 02/11/1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Agreement

     At the time of the recapitalization of our company in 1996 prior to our initial public offering, the stockholders of Brim, Inc., which we refer to as the original stockholders, entered into a registration agreement with Brim, Inc. The registration agreement provides for certain demand registration rights to the original stockholders and to subsequent holders of the common stock acquired by the original stockholders in connection with the recapitalization. The demand registration rights commence from and after the 180th day after the closing of our initial public offering of securities. The holders of a majority of the registrable securities held by the original stockholders, and their permitted transferees, other than Leeway & Co., are entitled to request two long-form registrations in which we pay all registration expenses and an unlimited number of short-form registrations in which we pay all registration expenses. Such holders also are entitled to request an unlimited number of long-form registrations in which holders of registrable securities pay their pro-rata share of registration expenses. The holders of a majority of the registrable securities held by Leeway & Co., and their permitted transferees, are entitled to request one long-form registration in which we pay all registration expenses and an unlimited number of long-form registrations in which the holders of registrable securities pay their share of registration expenses. We may postpone a demand registration for up to one year under certain circumstances, and we are not required to effect a demand registration within one year of a previous registration in which holders of registrable securities participated without reduction of the number of their included shares.

     The registration agreement also provides that, subject to certain limitations, the original stockholders, and their permitted transferees, may request inclusion of their shares in a registration of securities by us, other than pursuant to the initial public offering of our common stock or a demand registration. We must bear the expenses incurred in connection with the exercise of such piggyback registration rights.

Consulting and Confidentiality Agreement with Steven M. Ray

     Mr. Ray resigned his position as Senior Executive Vice President and Chief Financial Officer effective October 23, 2002. Upon termination of his employment, Mr. Ray entered into a consulting agreement with our company pursuant to which he agreed to provide consulting services as requested by the company for a period of two years, and agreed to customary restrictions on the use of confidential information about, and his ability to compete with, our company and its subsidiaries during this period. In exchange for these agreements, Mr. Ray is to receive an aggregate of $760,000 payable over the two-year period.

GENERAL INFORMATION

Advance Notice Procedures

     Under our bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to our company (containing certain information specified in the bylaws about the shareholders and the proposed action) not less than 90 days or more than 120 days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by a shareholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement.

Shareholder Proposals for 2004 Annual Meeting

     We must receive shareholder proposals intended to be presented at the 2004 annual meeting of shareholders at our principal executive offices at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 no later than December 4, 2003, in order for the proposals to be included in the proxy statement and form of proxy for that meeting.

     Shareholder proposals to be considered at the 2004 annual meeting, other than a proposal to be included in the proxy statement, must be submitted as required and within the times prescribed by our bylaws and Rule 14a-4 under the Securities Exchange Act of 1934.

Counting of Votes

     All matters specified in this proxy statement that are to be voted on at the annual meeting will be by written ballot. We will appoint inspectors of election to, among other things:

•	determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

•	receive votes of ballots;

•	hear and determine all challenges and questions in any way arising in connection with the right to vote; and

•	count and tabulate all votes and to determine the result.

     Each item presented in this proxy statement to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

     Inspectors of election will treat shares referred to as “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated physically on the proxy that it does not have discretionary authority to vote, inspectors of election will treat those shares as not present and not entitled to vote with respect to that matter, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

“Householding” of Proxy Materials

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We do not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement.

Miscellaneous

     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

     Management is not aware of any matters other than those described above that may be presented for action at the meeting. With respect to other matters that properly come before the annual meeting, we intend that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

     We are enclosing a copy of our 2002 Annual Report and Form 10-K along with this proxy statement.

By order of the Board of Directors, Howard T. Wall, III, Esq. Senior Vice President, General Counsel and Secretary

April 3, 2003

APPENDIX A

CHARTER
OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
PROVINCE HEALTHCARE COMPANY

ARTICLE I. PURPOSE

     The primary purpose of the Audit Committee is to assist the Board of Directors of Province Healthcare Company (the “Company”) in fulfilling its oversight responsibilities with respect to:

•	the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence;

•	the performance of the Company’s systems of internal controls regarding finance, accounting and legal compliance and its independent auditors;

•	the performance of the Company’s auditing, accounting and financial reporting processes generally.

Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s finance, accounting and legal policies, procedures and practices at all levels.

     Management of the Company has the responsibility for the Company’s financial reporting process, which includes preparing the financial statements and implementing internal controls over financial reporting. The independent auditors have the responsibility for expressing an opinion that the Company’s consolidated financial statements conform in all material respects to generally accepted accounting principles and for reporting any material weaknesses in internal controls during the course of their audit. The Audit Committee’s role is to monitor and review these processes and to report regularly to the Board of Directors on the matters addressed herein.

     The Audit Committee recognizes that financial management of the Company, as well as the independent auditors, have more time, knowledge and more detailed information about the Company than do the Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

ARTICLE II. COMPOSITION

     The Audit Committee shall be comprised of three or more non-management directors, the exact number to be determined by the Board of Directors, each of whom must be independent as determined under the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange,

Inc. (the “NYSE”), except as otherwise permitted by such rules, and in accordance with the independence criteria established by the Board of Directors. Each member must be free from any financial, family or other material relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment.

     Each member of the Audit Committee must be financially literate and possess a general understanding of basic finance and accounting practices. At least one member of the Audit Committee shall be determined to be an “audit committee financial expert” within the meaning set forth by the rules of the SEC. Such person(s) shall possess accounting or related financial management expertise.

     The Company shall affirm in writing to the NYSE annually that at least one Audit Committee member has accounting or related financial management experience, as to the financial literacy of all members of the Committee, and as to the Audit Committee’s annual review and evaluation of this Charter.

     The members of the Audit Committee will be elected by the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, at its annual meeting to serve until the next annual meeting of the Board or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Unless a Chair of the Audit Committee is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote.

     No member of the Audit Committee may receive, directly or indirectly, any consulting, legal, advisory or other compensatory fee from the Company other than customary director’s fees for serving on the Board and its committees; provided, that the Board of Directors may determine to compensate members of different committees of the Board differently depending on the time requirements and other duties required of members of such committees of the Board. No member of the Audit Committee may be an affiliated person of the Company or its subsidiaries as such is defined in the NYSE listing standards and rules of the SEC.

     In light of the extraordinary commitment of time and attention required of members of the Audit Committee in fulfilling their responsibilities, no member of the Audit Committee shall be a member of the audit committee, or a committee fulfilling similar functions, of more than two other public companies.

ARTICLE III. MEETINGS

     The Audit Committee will meet as often as it determines or as circumstances dictate, but not less frequently than quarterly. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the Chief Financial Officer and Controller, representatives of the independent auditors and the employees responsible for the Company’s internal audit function in separate executive sessions to discuss the Company’s internal controls, the completeness and accuracy of the Company’s financial statements, and any other matters that the Audit Committee or any of these persons believe should be discussed privately, including without limitation, significant reports by the director of internal audit and the Company’s management’s response and follow-up to those reports. In addition, the Audit Committee shall meet separately with representatives of the independent auditors, management and employees responsible for the internal audit function quarterly in connection with the Audit Committee’s review of the Company’s interim and annual financial statements and significant findings consistent with Article IV.2 below. These meetings may be in conjunction with the regular meetings of the Audit Committee or otherwise. Meetings may be held in person or by telephone.

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ARTICLE IV. RESPONSIBILITIES AND DUTIES

     In fulfilling its responsibilities and duties, the Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it will have the authority to communicate directly with the independent auditors as well as any employee of the Company. The Audit Committee will have the authority to retain, at the Company’s expense, special accounting, legal or other consultants or experts it deems necessary in the performance of its duties.

     Specifically, the Audit Committee shall:

Documents/Reports Preparation and Review

1.	Prior to the filing of each of the Company’s annual reports on Form 10-K with the SEC, advise the Board of Directors of the Company as to whether the Audit Committee recommends that the Company’s audited annual financial statements be included in the Form 10-K, including, in each case, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As the basis for this determination, the Audit Committee will, prior to the filing of the Company’s Form 10-K:

•	Review and discuss with management and the independent auditors the audited annual financial statements of the Company;

•	Receive and review, if necessary, a report from the Controller as to any unusual deviations from prior practice in the preparation of the annual financial results.

•	Discuss those matters communicated by the independent auditors to the Audit Committee as required by Statement of Auditing Standards No. 61 (“SAS 61”) as well as the results of the audit;

•	Ensure the receipt of the written disclosures and the letter from the independent auditors regarding the auditors’ independence as required by Independent Standards Board Statement No. 1 (“ISB 1”), as such may be modified or supplemented, and discuss with the independent auditors the auditors’ independence; and

•	Review and resolve any disagreements among management and the independent auditors in connection with the preparation of the annual audited financial statements. This review should include a discussion with management and the independent auditors of significant issues regarding critical accounting policies, practices and judgments.

2.	Review and discuss with management and the independent auditors the interim financial statements of the Company to be included in each of the Company’s quarterly reports on Form 10-Q prior to filing with the SEC, including, in each case, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In discharging this obligation, receive and review, if necessary, a report from the Controller as to any unusual deviations from prior practice in the preparation of the quarterly financial results. This review should include a discussion with management and the independent auditors of any matters required to be discussed by Statement of Auditing Standards No. 71. Review and resolve any disagreements among management and the independent auditors in connection with the preparation of the interim financial statements.

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3.	Prepare annually, consulting with the Company’s legal counsel, a report of the Audit Committee to shareholders as required by the SEC to be included in the Company’s annual proxy statement. At a minimum, this report must state whether the Audit Committee has:

•	Reviewed and discussed the audited annual financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

•	Received the written disclosures and the letter from the independent auditors regarding the auditors’ independence as required by ISB 1, as it may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence; and

•	Based on the review and discussions noted above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC.

4.	Review and discuss with management, the Company’s unaudited quarterly and unaudited annual financial results prior to any early release of earnings and any earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Cooperate with management, the Board of Directors and the Company’s legal counsel to ensure that a written filing is made with the NYSE annually affirming each Audit Committee member’s independence and financial literacy, the accounting or related financial management expertise of at least one of the Committee’s members and that the Audit Committee has performed its annual review and reassessment of the adequacy of the Audit Committee Charter.

6.	Following completion of the annual audit, review and discuss with management, the independent auditors and the internal auditors’ the following matters, each to the extent deemed by the members of the Audit Committee to be necessary or appropriate:

•	The Company’s critical accounting policies, the auditors’ judgements of the quality and appropriateness of accounting policies and financial disclosure practices of the Company;

•	Any disagreements with management over the application of accounting principles;

•	Accounting policies applied, especially significant estimates made by management or significant changes in accounting methods;

•	Significant transactions or courses of dealing with parties related to the Company which are relevant to an understanding of the Company’s financial condition or results of operation;

•	Significant audit adjustments;

•	Any difficulties encountered during the audit, including any restrictions on the scope of work or access to required information;

•	Any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company;

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•	The Company’s internal controls regarding finance, accounting and legal compliance; and

•	Any other matters related to the conduct of the audit required to be communicated to the Audit Committee by the independent auditors or that any member of the Audit Committee desires to review or discuss.

7.	Annually obtain and review a report from the independent auditors, which shall be delivered to the Audit Committee prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	All critical accounting policies and practices used by the Company;

•	All alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm; and

•	Other material written communication between the accounting firm and management.

Independent Auditors

8.	Select and engage on behalf of the Company, fix the compensation of and other terms of engagement of, and report to the Board of Directors annually as to the selection of the Company’s independent auditors (for both audit and non-audit engagements), who are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, dismiss and replace the independent auditors.

9.	Consider the independence and effectiveness of the independent auditors, and approve the fees to be paid to the independent auditors.

10.	At least annually, obtain and review a report by the independent auditors, as required by ISB 1, describing:

•	The independent auditors’ internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	(To assess the independent auditors’ independence) all relationships between the independent auditors and the Company.

After reviewing the foregoing report and the independent auditors’ work throughout the year, the Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner and the reviewing partner of the independent auditors and the Committee shall ensure the regular rotation of the lead audit partner as required by law and may, in its discretion, consider the periodic rotation of the independent auditors. In making its evaluation, the Audit Committee may take

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into account the opinions of management and the Company’s personnel responsible for the internal audit function. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board.

11.	Consider whether the proposed provision of any non-audit services by the independent auditors (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for such year) is compatible with maintaining the auditors’ independence. If the Audit Committee determines that such proposed non-audit services are compatible with the independent auditors’ independence, it may approve or pre-approve the provision of such services, subject to restrictions under applicable law or NYSE rules. In accordance with applicable law, the Audit Committee may delegate the approval or pre-approval authority to one or more designated members of the Audit Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Audit Committee at its next regularly scheduled meeting.

12.	Review and discuss with the independent auditors and the director of internal audit, at a time when the annual audit plan is being developed, the audit plan and the procedures to be followed, including the scope and timing of the audit, staffing, locations, foreseeable issues, priorities, the coordination between the independent auditors and the director of internal audit in executing the audit plan and, after completion of the annual audit, the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to the interim periods.

13.	Review regularly with the independent auditors, any difficulties the audit team encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. Among the items the Audit Committee shall review with the independent auditors are:

•	Any accounting adjustments that were noted or proposed by the audit team but were “passed” (as immaterial or otherwise);

•	Any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and

•	Any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company. The review also shall include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

14.	Consult periodically, but not less than quarterly, with the independent auditors outside the presence of management about internal controls and the completeness and accuracy of the Company’s audited annual financial statements and quarterly financial statements.

Financial Reporting Process

15.	Review and discuss with management and the independent auditors, the integrity of the Company’s financial reporting processes, both internal and external.

16.	Review and discuss with management and the independent auditors the Company’s critical accounting policies, the auditors’ judgments about the quality of the Company’s accounting

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policies, and any significant changes to the Company’s accounting policies and practices suggested by the independent auditors and management.

17.	Review and discuss with management and the independent auditors the Company’s “disclosure controls” and its “internal controls and procedures for financial reporting” as such terms are defined in Item 307 of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Audit Committee shall review and ensure that management prepares and files with each annual and quarterly report filed with the SEC the internal control report required by Item 307 of Regulation S-K. This should include a discussion of any significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, and any fraud, whether or not material, that includes management or other employees who have a significant role in the Company’s internal controls.

18.	Review and discuss with management and the independent auditors: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial position.

Other Audit Committee Responsibilities

19.	Review and reassess the adequacy of this Charter periodically, and at least annually, as conditions dictate. If the Audit Committee determines that this Charter needs amendment, it will submit its proposals for amendments to the Board of Directors for approval.

20.	Review and discuss with management, the Company’s legal counsel and the Compliance Committee of the Board of Directors, pending legal proceedings or investigations, compliance issues and other contingent liabilities that could have a significant impact on the Company’s financial statements.

21.	Review and discuss with management the Company’s policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor and control such exposure.

22.	Set clear policies consistent with applicable law regarding the hiring of employees or former employees of the Company’s independent auditors.

23.	In coordination with the Nominating and Governance Committee, establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting internal controls and procedures for financial reporting and auditing and related matters. In addition, the Audit Committee, in coordination with the Nominating and Governance Committee, shall establish procedures for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

24.	Conduct an annual self-evaluation to determine whether the Audit Committee is functioning effectively. The Audit Committee shall solicit comments from all directors and report annually to the Board of Directors with an assessment of the Company’s performance. This assessment shall be discussed with the full Board of Directors following the end of each fiscal year. This assessment shall focus on the Audit Committee’s contribution to the Company and specifically focus on areas in which the Board or management believes the Audit Committee shall improve.

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26.	Satisfy itself as to the professional competency of the director of internal audit and the adequacy of his or her staff in discharging the responsibility of the office. Review with management the appointment and replacement of the director of internal audit.

27.	Review the application of significant regulatory, accounting and auditing initiatives, including new pronouncements.

28.	Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the foregoing activities, including with out limitation, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

Revised and Adopted March 10, 2003

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PROXY CARD

PROVINCE HEALTHCARE COMPANY

Proxy for Annual Meeting of Shareholders

     The undersigned hereby appoints Martin S. Rash and John M. Rutledge, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of our common stock that the undersigned is entitled to vote at our 2003 annual meeting of shareholders, to be held on Thursday, May 1, 2003, at 9:00 a.m. (Central Daylight Time) at the Waller Lansden Dortch & Davis, PLLC Conference Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournment thereof.

1.	Election of Directors. Nominees: Martin S. Rash, John M. Rutledge, Joseph P. Nolan, David L. Steffy, Winfield C. Dunn, Paul J. Feldstein and David R. Klock.

☐ FOR the nominees listed (except withheld to the contrary)	☐ WITHHOLD AUTHORITY to vote for any individual nominees. Write name of nominee(s) here:

2.	Proposal to ratify the appointment of Ernst & Young LLP as our company’s independent auditors for the fiscal year ending December 31, 2003.

☐  FOR                  ☐  AGAINST                  ☐  ABSTAIN

    (Continued on reverse side)

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy is being solicited by our Board of Directors and will be voted as specified. If not otherwise specified, the proxies named on the reverse side will vote (a) FOR the election as directors of the aforementioned nominees, (b) FOR the ratification of the appointment of Ernst & Young LLP as our company’s independent auditors, and (c) in accordance with the recommendations of our Board of Directors on any other matters that may properly come before the meeting.

Dated:

Signature

Signature, if held jointly

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

☐ I expect to attend the annual meeting.

☐ I do not expect to attend the annual meeting.